SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                    __________________________________

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported):
                               March 2, 1998


                     PAREXEL International Corporation
            (Exact Name of Registrant as Specified in Charter)





     Massachusetts            0-27058             04-2776269
     (State or Other               (Commission              (IRS Employer
     Jurisdiction of               File Number)             Identification
No.)
     incorporation)


     195 West Street, Waltham, Massachusetts           02154
     (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code (781) 487-9900

                              Not Applicable
          (Former Name or Former Address, if Changed Since Last Report).
Item 5.  Other Events.

     On March 2, 1998, the Company issued two press releases, copies of which are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

Exhibit No.                   Exhibit

99.1                     Press release of the Company dated March 2, 1998
99.2                     Press release of the Company dated March 2, 1998

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PAREXEL International Corporation



Dated: March 2, 1998                    By:  /s/William T. Sobo, Jr.
                                             William T. Sobo, Jr., Senior
                                   Vice President, Chief
                                             Financial Officer,
                                             Treasurer and Clerk

                               EXHIBIT INDEX

Exhibit No.         Description

99.1           Press release of the Company dated March 2, 1998
99.2           Press release of the Company dated March 2, 1998





































424MTH6463/1.483427-1




                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:    Bill Sobo, Senior Vice President, Chief Financial Officer
             Virginia Lacke, Investor Relations
             (781) 487-9904, ext. 4118


                  PAREXEL ACQUIRES LEADING INTERNATIONAL
                    CONTRACT MARKETING SERVICES COMPANY

Boston, MA, March 2, 1998 - PAREXEL International Corporation (Nasdaq:
PRXL) announced today that it has significantly enhanced its Contract Marketing Services (CMS) business through the acquisitions of PPS Europe Limited and Genesis Pharma Strategies Limited, collectively referred to as "PPS." Founded in 1986 and with a team of over 250 medical, marketing and communications experts located in four offices in the U.K. and Eastern U.S., PPS represents one of the largest physician-focused marketing and clinical communications firms servicing the international pharmaceutical industry.

Josef von Rickenbach, Chairman and CEO of PAREXEL, commented, "This marks an important step in the execution of PAREXEL's strategy to assist clients in achieving optimal market penetration for their products by providing customized, integrated and expertise-based product development and product launch services around the world. The joining of PAREXEL, the third largest contract research organization in the world, and PPS, a premier contract marketing organization, creates a combined international organization capable of leveraging complementary skill sets and expertise to improve the R&D and Marketing interface for the benefit of clients." PPS generated net revenue of $27 million in 1997; as a result, total annualized revenue of PAREXEL's worldwide CMS business now exceeds $55 million.

In connection with these poolings of interests transactions, PAREXEL issued approximately 2.9 million shares of its common stock in exchange for all of the outstanding stock of PPS. The Company also issued stock options to, and entered into employment agreements with, certain key employees of PPS.
A. Joseph Eagle, Chairman and Managing Director of PPS, has been appointed to PAREXEL's Board of Directors and named President of PAREXEL's CMS business. Historical financial results of PAREXEL will be restated to include the results of operations of PPS, and the Company expects to record nonrecurring acquisition-related charges of approximately $6 million in the March 1998 quarter.

In order to create momentum in the marketplace in preparation for product launch, PPS provides comprehensive, value-added market development, product management, and targeted communications support to leading pharmaceutical and biotechnology companies throughout the U.S. and Europe. It specializes in gathering, analyzing, and interpreting scientific data for delivery of customized messages to targeted audiences, most notably, medical opinion leaders, purchasing groups, and increasingly patient and internal sales organizations of international pharmaceutical companies. It develops and prepares the market, profiles and positions new products, and builds value for clients' products in relation to existing therapies. Detailed services include market planning and analysis, strategic consulting, product profiling and positioning, branding, scientific writing and publishing of medical texts and journals, management of international physician symposia, accredited continuing medical education (CME) and training programs, promotional material production, and multimedia communications including Intranet and Internet development.

The success of PPS is largely attributed to its strong relationships with international opinion leaders in key therapeutic areas, who champion clients' products and drive market share. PPS annually manages more than a dozen strategic communications programs and eighty international symposia and congresses on four continents. It brings extensive experience in such therapeutic areas as cardiovascular, central nervous system, infectious disease, oncology, migraine, immunology, and peripheral vascular disease. Evidence of its creative talents, PPS invented the now popular PosterMazer concept for exhibition booths, which uses a series of scientific panels and audio tapes to present a coherent, comprehensive story about a specific disease state or product, and produced the first full-motion medical CD-i disk for a top-ten pharmaceutical company.

"Priming the marketplace for the introduction of a new pharmaceutical product begins in the early stages of clinical development, well before product approval, and requires extensive scientific and therapeutic area knowledge," offered A. Joseph Eagle, Chairman and Managing Director of PPS. "Early in our discussions with PAREXEL, it became obvious that our organizations were pursuing very similar strategies in the product launch arena in response to tremendous market opportunities. PAREXEL is rich in ingredients critical for aggressively growing our business, including long-standing relationships with world-class pharmaceutical clients and physician thought leaders, a far-reaching global infrastructure, outstanding clinical research, data management and regulatory expertise, and a complementary set of existing CMS services through its domestic Medical Marketing Services unit which provides us greater post-launch capability."

Industry analysts estimate that the worldwide pharmaceutical and biotechnology industries spent over $35 billion on research and development in 1997, and an equal or greater amount on marketing and sales activities. In recent years, these spending levels have grown in excess of 10% per year, and analysts expect comparable growth levels in the foreseeable future. Equally important, sponsor companies are increasingly partnering with contract research and contract marketing firms as a means of accessing immediate, flexible, value-added resources to realize their aggressive global development and revenue goals and ultimately gain competitive advantage.

"Given the dynamics of the pharmaceutical industry, I am convinced that PAREXEL's focus on seamlessly delivering a full spectrum of knowledge intensive services, ranging from first-in-human clinical studies through product launch, will be highly regarded by clients as they strive to register and launch multiple products simultaneously around the world and explore more creative, cost-effective ways to develop and promote their products in the marketplace," concluded Josef von Rickenbach. "PPS is the ideal partner for offering these synergistic marketing services to our clients internationally, and brings qualities and competencies to PAREXEL that build on our commitment to innovation, global orientation, sound management, and dedication to excellence."

PAREXEL is a leading contract research and contract marketing organization providing a broad range of knowledge-based outsourcing services to the worldwide pharmaceutical, biotechnology and medical device industries.
Over the past fifteen years, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, contract marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL has 41 offices with staff located throughout 24 countries around the world.

This release may contain statements which may be "forward-looking" statements under federal law. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: risks associated with the loss or delay of large contracts; the Company's dependence on certain industries and clients; management of growth and the ability to attract and retain employees; acquisitions; integration of newly acquired businesses; government regulation of certain industries and clients; and competition or consolidation within the industry. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.



                               EXHIBIT 99.2

FOR IMMEDIATE RELEASE

CONTACTS:    Bill Sobo, Senior Vice President, Chief Financial Officer
             Virginia Lacke, Investor Relations
             (781) 487-9904, ext. 4118


                PAREXEL ACQUIRES MIRAI B.V. AND LOGOS GmbH
    -- Significantly Expands Presence and Capabilities across Europe --

Boston, MA, March 2, 1998 -- PAREXEL International Corporation (Nasdaq:
PRXL) announced today uts acquisitions of two European-based pharmaceutical outsourcing companies: MIRAI B.V., a full-service, multinational contract research organization, formerly part of the VERUM alliance, and secondly, LOGOS GmbH, a regulatory affairs consulting firm, based in Freiburg, Germany, specializing in dossier preparation and marketing approval submissions. With these acquisitions, PAREXEL has substantially reinforced its core clinical research and consulting capabilities across Eastern, Central and Northern Europe, thereby solidifying its position of strength as one of the few truly global contract research and contract marketing organizations.

PAREXEL issued approximately 775,000 shares of its common stock in exchange for all of the outstanding stock of MIRAI and LOGOS. Both acquisitions will be treated as poolings of interests for financial reporting purposes. Net revenue of these companies aggregated $15 million in calendar year 1997, with combined headcount exceeding 200 individuals. Following these transactions, PAREXEL's annualized net revenue derived from its European operations approximates $100 million.

"PAREXEL's global competitive position is significantly enhanced through these acquisitions, and we are delighted to welcome the MIRAI and LOGOS employees to the Company," said Barry R. Philpott, President of European Operations at PAREXEL. "We remain committed to building critical mass and expertise in our contract research, contract marketing and consulting businesses in key geographies around the world, fostering optimal client service, communication and responsiveness which are hallmarks of PAREXEL."

Founded in 1988 and based in Amsterdam, MIRAI and its subsidiaries, TIL OCCAM Ltd. and MEDSTAT RESEARCH A/S, operate offices throughout The Netherlands, Norway, Poland, Lithuania, Hungary, Czechia, Russia, and the U.K. Although PAREXEL has managed clinical programs in all of these countries, MIRAI brings to PAREXEL a well-established presence and reputation in such locations as Central and Eastern Europe, including Russia, and the Benelux, Scandinavian and Baltic countries, which are attractive regions for conducting clinical research providing access to desirable patient groups and interested, qualified clinicians. MIRAI has developed a reputation for effectively integrating knowledge and management of the global registration process, good clinical practice (GCP) and standard operating procedures with strong relationships, service and expertise at the national level.

MIRAI has become a leader in managing large, international, multicenter Phase II-IV clinical trials for pharmaceutical, biotechnology and medical device companies, with demonstrated strength in patient and investigator recruitment, clinical monitoring, biostatistics and data management, and regulatory consulting. It has extensive experience in key therapeutic areas, including cardiovascular, central nervous system, infectious disease, endocrinology, and oncology. MIRAI also maintains an alliance with TOHO Pharmaceutical, one of the largest Japanese pharmaceutical wholesalers which owns the Tokyo Research Center of Clinical Pharmacology. This relationship serves to augment PAREXEL's expertise and resources in the Asia Pacific region where it currently has offices in Kobe/Osaka and Tokyo.

"We look forward to the new growth opportunities arising from our merger with PAREXEL, a clear leader in the industry," offered Els van der Linden, Managing Director of MIRAI. "We are eager to make a difference in the Company's pursuit of a global, expertise-focused strategy, and feel that as a combined group, we are primed to be a major force in the European marketplace."

Founded in 1980 by Dr. med. Dieter Russmann, LOGOS is a leading provider of regulatory services to pharmaceutical manufacturers, assisting them with the technical and time-consuming process of registering and marketing a broad range of products. It maintains a library of scientific documentation on over four hundred chemical entities, which it compiles and analyzes for inclusion in marketing authorization dossiers, scientific publications, training materials, and product information for physicians, patients, and pharmacists. Other services provided by LOGOS include strategic consulting, clinical monitoring, quality assurance, and the planning and evaluation of bioequivalence/bioavailability studies.

Dr. med. Dieter Russman, Managing Director of LOGOS, commented, "Given our long-standing relationships with local regulators and opinion leaders, knowledge-intensive service offerings, and extensive translation capabilities, we are pleased to align with PAREXEL, and are committed to helping our new and existing clients expedite the regulatory and market approval processes for their pharmaceutical products."

PAREXEL is a leading contract research and contract marketing organization providing a broad range of knowledge-based outsourcing services to the worldwide pharmaceutical, biotechnology and medical device industries.
Over the past fifteen years, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, contract marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL has 41 offices with staff located throughout 24 countries around the world.

This release may contain statements which may be "forward-looking" statements under federal law. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: risks associated with the loss or delay of large contracts; the Company's dependence on certain industries and clients; management of growth and the ability to attract and retain employees; acquisitions; integration of newly acquired businesses; government regulation of certain industries and clients; and competition or consolidation within the industry. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.